
BC
AB
SK
CANADA
NY
PA
USA
CA
TX
LA
Seneca Resources


CANADA
Lake Ontario
UNION (DUKE)
TRANSCANADA PIPELINES LTD.
EMPIRE STATE PIPELINE
DOMINION TRANSMISSION INC.
NY
VT
MA
CT
Buffalo
Lake Erie
Erie
TENNESSEE GAS PIPELINE COMPANY
COLUMBIA GAS TRANSMISSION CORP
PA
TEXAS EASTERN TRANSMISSION CORP.
NJ
TRANSCONTINENTAL GAS PIPE LINE CORP.
Storage Areas
System Pipelines


CANADA
Lake Ontario
Lake Erie
Buffalo
Erie
NY
PA
Distribution Corporation Service Area


CANADA
Lake Ontario
Lake Erie
NY
Erie
PA
Pittsburgh
Seneca Acreage
Sawmills


CANADA
Lake Ontario
NY
Syracuse
Rochester
Buffalo
Lake Erie
Erie
PA
National Fuel Resources
Marketing Area